Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Omnicom Group Inc. on Form S-3 of our report dated March 9, 1995 as included in the Omnicom Group Inc. Form 10-K for the year ended December 31, 1995 (relating to the consolidated financial statements of Ross Roy Communications, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 not presented separately herein), and to the reference to us under the heading "Experts" appearing in this Registration Statement.


                                                           DELOITTE & TOUCHE LLP

Detroit, Michigan

February 26, 1997